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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              Current report pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):             December 8, 2000


                          FIDELITY NATIONAL CORPORATION
                         -------------------------------
               (Exact name of Registrant as Specified in Charter)


    Georgia                          0-22374                     58-1416811
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(State or other              (Commission File Number)          (IRS Employer
jurisdiction of                                                Identification
incorporation)                                                     Number)


             3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305
            --------------------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's Telephone Number, including area code: (404) 240-1504
                                                    --------------


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Item 5.  Other Events

         On December 8, 2000 Fidelity National Corporation issued the following press release:

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                          FIDELITY NATIONAL CORPORATION
           FOURTH QUARTER EARNINGS WILL NOT MEET MARKET EXPECTATIONS

ATLANTA, GA (December 8, 2000) - Fidelity National Corporation (NASDAQ:LION) reported today that earnings for the fourth quarter will be substantially below market expectations. Howard Griffith, Chief Financial officer of Fidelity, said that several factors have had a negative impact on earnings, including:


1. The softening in the economy has impacted auto loan production. The Company was not willing to relax underwriting standards, so loan volume in the fourth quarter will not meet expectations.

2. The market, as evidenced by the actions of numerous other financial institutions, has also exhibited some deterioration in credit quality, resulting in increases in nonperforming assets. The Company intends to increase its originally planned level of provision for loan losses.

3. The Company's net interest margin continues to narrow more than anticipated, as a result of market interest rate increases and the decision to reduce exposure to higher yielding credit card loans.

4. The Company has incurred unexpected charge-offs related to errors in the processing of customer transactions. This is a nonrecurring matter.

5. The Company elected to dedicate additional internal and external resources to the Trust and Investments area in an effort to assess those lines of business and to improve efficiency. This also is a nonrecurring matter.

Several of the above items relate to one-time occurrences. However, a decline in overall business activity in Fidelity's markets, if it continues into 2001, could also have an impact on Fidelity's growth and earnings in 2001.

This release contains certain forward-looking statements including statements relating to financial conditions and results of operation, present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results could differ materially from those projected for many reasons,


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including, without limitations, changing events and trends that have influenced
Fidelity's assumptions, but that are beyond Fidelity's control. These trends and events include: (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity's market, and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.

         Fidelity National Corporation, through its operating companies Fidelity National Bank and Fidelity National Capital Investors, Inc., provides a wide range of banking, trust, mortgage and investment brokerage services through 19 full service branches in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through a loan production office in Jacksonville, Florida.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     FIDELITY NATIONAL CORPORATION

                                     BY:  /S/ M. Howard Griffith, Jr.
                                          ------------------------------------
                                          M. HOWARD GRIFFITH, JR.
                                          CHIEF FINANCIAL OFFICER


Date:    December 8, 2000